McCarthy Tetrault LLP
PO Box 48, Suite 5300

Toronto-Dominion Bank Tower
Toronto ON M5K 1E6

Canada

Tel: 416-362-1812

Fax: 416-868-0673

January 24, 2025

Lithium Argentina AG

900 West Hastings Street, Suite 300
Vancouver, British Columbia
Canada, V6C 1E5

Re: Amendment No. 1 to Form S-8 Registration Statement

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statement of Lithium Argentina AG (Formerly Lithium Americas (Argentina) Corp.) (the "Form S-8 POS"), being filed on the date hereof with the United States Securities and Exchange Commission (the "Commission"), of the references to our opinions and our name under the heading "Eligibility for Investment" in the management information circular attached as exhibit 99.2 to the Form 6-K of Lithium Americas (Argentina) Corp. filed with the Commission on December 11, 2024. We also consent to the use of our name in the Form S-8 POS and the documents incorporated by reference.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,

/s/ McCarthy Tétrault LLP

McCarthy Tétrault LLP